Exhibit 10.4.3

Third Supplement to Founders Agreement

Reference is made to that certain Amended and Restated Founders Agreement (“Founders Agreement”) dated as of July 1, 2021 by and between Sports Industry of India Inc., a Delaware corporation, EIN # 81-3957667 (“SII”) and Mobile Global Esports Inc., a Delaware corporation (“MOGO”), as supplemented by that certain Supplement to Founders Agreement (the “First Supplement”) made as of the 15th day of October, 2021, by and among SII, MOGO, EliteUniversal Sports Alliance India Private Limited, a company duly incorporated under the laws of India having corporate identity number U92490PN2016PTC166347 (“EUSAI”), and ESI Sports India Private Limited, a company duly incorporated under the laws of India having corporate identity number U92419PN2016PTC167779 (“ESI”) (hereinafter SII, EUSAI, and ESI are collectively referred to as “Licensor”), as supplemented by that certain Second Supplement to Founders Agreement (the “Second Supplement”) made as of the 14th day of January, 2022, by and among Licensor and MOGO.

This Third Supplement to Founders Agreement (the “Third Supplement”) is made as of this 3rd day of April, 2022, by and among Licensor and MOGO. Licensor and MOGO are hereinafter each referred to as a “Party” and referred to collectively as the “Parties.” The Founders Agreement, First Supplement and Second Supplement, as supplemented by this Third Supplement, is collectively referred to herein as the “Agreement.”

Whereas the purpose of this Third Supplement is to set forth the results of a further negotiation between the Parties undertaken pursuant to Section 3.4 of the Founders Agreement;

Now, Therefore the Parties hereby agree on the foregoing recitals and further agree as follows:

1.	Certain Definitions: Except as expressly set forth herein, the terms defined in the First Supplement and Second Supplement, including any terms therein incorporated therein from the Founders Agreement, have the same meanings when used in this Third Supplement.

2.	Term: Sections 10.1 and 10.2 of the First Supplement are hereby deleted and replaced by the following:

“10.1 Basic Term. The Term of the Project will commence on September 1, 2021 and will continue until December 31, 2026, provided that if MOGO completes a Public Event during 2022, the Term will continue until the date seven (7) years after MOGO’s shares start publicly trading following the Public Event.

“10.2 Potential Extension and Termination. If MOGO secures funding of at least $5,000,000 by the end of 2022 and is not in breach of this Agreement, at the option of either Party, to be exercised no later than March 30, 2023, the Term will continue until December 31, 2032. In any event: (i) commencing not later than one (1) year before expiration of the Term, the Parties will in good faith negotiate for a potential extension of the Term prior to negotiating for similar rights with third Persons; (ii) the Term may be terminated by mutual agreement of the Parties; and (iii) the Term may be terminated by either Party on prior Notice of thirty (30) days if the other Party breaches a material provision of this Agreement and fails to cure that breach within ninety (90) days after receipt of a cure Notice that describes the breach in reasonable detail.”

3.	Potential Additional Collaborations: Provided MOGO is not in uncured Material Breach and is meeting its funding obligations, during the Term, if Licensor seeks to undertake Games anywhere in the world, other than Pakistan, with Schools that are not part of the Project, for a period of thirty (30) days, Licensor will negotiate with MOGO to provide substantially the same services with respect thereto as MOGO provides for the Project on substantially the same terms and conditions that apply to the Project, provided that all accountings shall be separate from, and not cross-collateralized with, the Project, prior to negotiating with third Persons with respect thereto.. The foregoing obligation shall not apply: (i) unless MOGO is financially capable of performing the required services, or (ii) with respect to Games or Schools for which an investor or other third Person whose contribution to the proposed Games is material requires the participation of another esports company as a condition of that investor’s or third Person’s participation.

4.	Incorporation. All provisions of the Founders Agreement, First Supplement and Second Supplement remain in full force. Without limitation: (i) Sections 14 (Law and Corrupt Practices), 16 (Indemnification, 17 (Dispute Resolution), 19 (Clarification Regarding Groups), 20 (Authority; Subsidiaries), 21 (Limitation of Liability), 21 (No Injunction) of the First Supplement are hereby incorporated into this Third Supplement as though set forth herein in full, provided each reference in the First Supplement to “Supplement” when used in this Third Supplement means this Third Supplement; and (ii) Sections 10 (Liability and Release), 11 (Law and Corrupt Practices) and 13 (General Provisions) of the Founders Agreement are hereby incorporated into this Supplement as though set forth herein in full, provided each reference in the Founders Agreement to “Agreement” or to “Parties” when used in this Third Supplement means this Third Supplement and the Parties to this Third Supplement.

5.	Entire Agreement: This Third Supplement constitutes the complete and entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes and merges all prior and contemporaneous agreements, dealings, negotiations, promises, representations and communications regarding its subject matter (whether written or oral), between the Parties relating to the subject matter hereof, other than the other agreements referenced herein. There are no representations, warranties or other agreements between the Parties (whether express or implied) in connection with the subject matter of this Third Supplement, except as specifically set forth herein or in the Founders Agreement. This Third Supplement may not be modified, amended or waived, except by a writing executed by the Responsible Officers for all Parties, provided that if a Responsible Officer for SII executes any modification, amendment or waiver, such modification, amendment or waiver shall be binding on Licensor and if a Responsible Officer for MOGO executes any modification, amendment or waiver, such modification, amendment or waiver shall be binding on MOGO Group.

6.	Counterparts: This Third Supplement may be executed in several counterparts and all counterparts so executed shall constitute one agreement that is binding on both Parties. Electronic transmission of documents in portable document format (PDF) shall be acceptable as if original signatures had been exchanged. Execution by DocuSign is disfavored.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Parties have executed and entered into this Supplement by their duly authorized representatives as of the date first written above.

Elite Universal Sports Alliance India Private Limited:		ESI Sports India Private Limited:

By:	/s/ Sunny Bhandarkar	By:	/s/ Sunny Bhandarkar
Name:	Sunny Bhandarkar	Name:	Sunny Bhandarkar
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Responsible Officers: Richard Whelan, Sunny Bhandarkar	Responsible Officers: Richard Whelan, Sunny Bhandarkar

Email: Rich@efli.com isunnybhandarkar@gmail.com	Email: Rich@efli.com isunnybhandarkar@gmail.com

Copies: kspivak@SMImanagement.com; dpross@esindia.com	Copies: kspivak@SMImanagement.com; dpross@esindia.com

Flat No. 24, SN. 43/5, Warje Malwadi, BI-A, Nr. Ganesh Matha Mandir, Pune, Maharashtra, India, 411029;	Flat No. 24, SN. 43/5, Warje Malwadi, BI-A, Nr. Ganesh Matha Mandir, Pune, Maharashtra, India, 411029:

Attention: Sunny Bhandarkar	Attention: Sunny Bhandarkar

Sports Industry of India Inc.:		Mobile Global Esports Inc.:

By:	/s/ Richard Whelan	By:	/s/ David Pross
Name:	Richard Whelan	Name:	David Pross
Title:	Chief Executive Officer	Title:	CEO

Responsible Officer: Richard Whelan	Responsible Officer: David Pross

Email: Rich@efli.com	Email: dpross@mogoesports.com

Copies: kspivak@SMImanagement.com; dpross@esindia.com	Copies: kspivak@SMImanagement.com; richardcwhelan@gmail.com

616 S. El Camino Real, Suite H, San Clemente, CA 92672	616 S. El Camino Real, Suite H, San Clemente, CA 92672